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              UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of earliest event reported):
                               June 12, 2000


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                         Jones Apparel Group, Inc.

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           (Exact name of registrant as specified in its charter)


       Pennsylvania                   1-10746              06-0935166
(State or Other Jurisdiction (Commission File Number)    (IRS Employer
     of Incorporation)                                 Identification No.)

    250 Rittenhouse Circle, Bristol, Pennsylvania        19007
       (Address of principal executive offices)        (Zip Code)

                               (215) 785-4000
                      (Registrant's telephone number,
                            including area code)


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Item 5.   Other Events


  On June 12, 2000, the registrant issued a press release announcing that it had signed a letter of intent on that date to purchase 100% of the issued and outstanding capital stock of Victoria + CO LTD., a privately-held corporation ("Victoria"). Victoria is a leading designer and marketer of branded and private label costume jewelry. If the acquisition is consummated, the purchase price payable to the stockholders of Victoria would be payable in cash in the amount of $90 million less the amount of Victoria's funded debt. The registrant would assume or refinance the approximately $65 million of funded debt. In addition, the stockholders of Victoria would be entitled to receive future payments in the form of cash and common stock of the registrant, if certain earnings targets are met in 2001, 2002 and 2003. A copy of the press release is filed herewith as Exhibit 20.1.


Item 7.  Exhibits

  20.1  Press Release of the Registrant dated June 12, 2000.

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                             SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    JONES APPAREL GROUP, INC.
                                    (Registrant)


                                    By: /s/ Wesley R. Card
                                       --------------------
                                       Wesley R. Card
                                       Chief Financial Officer



Date:  June 13, 2000

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EXHIBIT INDEX


EXHIBIT NO.   DESCRIPTION
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20.1          Press Release of the Registrant dated June 12, 2000

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